Exhibit 99.1
Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Fourth Quarter and Fiscal 2011 Financial Results
CommVault Reports Record Quarterly Revenues of $89.6 million
Fourth Quarter and Fiscal 2011 Highlights Include:

	Fourth Quarter	Fiscal 2011
GAAP Results:
Revenues	$89.6 million	$314.8 million
Income from Operations (EBIT)	$12.4 million	$35.8 million
EBIT Margin	13.8%	11.4%
Diluted Earnings Per Share	$0.10	$0.45

Non-GAAP Results:
Income from Operations (EBIT)	$17.4 million	$52.9 million
EBIT Margin	19.4%	16.8%
Diluted Earnings Per Share	$0.25	$0.76
OCEANPORT, N.J. — May 10, 2011 — CommVault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2011.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Our excellent results in the fourth quarter were highlighted by record revenues, non-GAAP EBIT and non-GAAP earnings per share. Our 22% growth in total revenues in the fourth quarter compared to the prior year was driven by another quarter of record enterprise software deals (transactions greater than $100,000) and solid results from our services organization. We finished fiscal 2011 by delivering double digit revenue and non-GAAP EBIT growth for the full fiscal year. Our strong finish to fiscal 2011 demonstrates the underlying strength of our business and we believe that we are entering fiscal 2012 with excellent momentum. We are well positioned for continued market share gains.”
Total revenues for the fourth quarter of fiscal 2011 were $89.6 million, an increase of 22% over the fourth quarter of fiscal 2010 and an increase of 7% over the prior quarter. Software revenue in the fourth quarter of fiscal 2011 was $44.0 million, an increase of 20% year-over-year and up 5% sequentially. Services revenue in the fourth quarter of fiscal 2011 was $45.6 million, up 24% year-over-year and 9% sequentially.

Total revenues for the full fiscal year were $314.8 million, an increase of 16% over fiscal 2010. Software revenue for the full fiscal year was $149.8 million, an increase of 11% over fiscal 2010. Services revenue for the full fiscal year was $165.0 million, an increase of 21% over fiscal 2010.
Income from operations (EBIT) was $12.4 million for the fourth quarter, a 22% increase from $10.1 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 25% to $17.4 million in the fourth quarter of fiscal 2011 compared to $13.9 million in the fourth quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 15% in the fourth quarter of fiscal 2011.
Income from operations (EBIT) for the full fiscal year was $35.8 million, an increase of 12% over fiscal 2010. Non-GAAP income from operations (EBIT) increased 12% to $52.9 million in fiscal 2011 compared to $47.3 million in fiscal 2010.
For the fourth quarter of fiscal 2011, CommVault reported net income of $4.8 million, a decrease of $1.0 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 22% to $11.6 million, or $0.25 per diluted share, from $9.5 million, or $0.21 per diluted share, in the same period of the prior year.
For the full fiscal year, CommVault reported net income of $21.0 million, an increase of $2.6 million compared to fiscal 2010. Non-GAAP net income for the full fiscal year increased 9% to $35.3 million, or $0.76 per diluted share, from $32.3 million, or $0.72 per diluted share, in fiscal 2010.
Operating cash flow totaled $19.0 million for the fourth quarter of fiscal 2011 compared to $22.2 million in the fourth quarter of fiscal 2010. Operating cash flow totaled $52.4 million for the full fiscal year compared to $57.2 million in fiscal 2010. Total cash and short-term investments were $218.3 million as of March 31, 2011 compared to $174.6 million as of March 31, 2010.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:
•	CommVault recently entered into an OEM agreement with Fujitsu that will extend the deep integration between CommVault’s Simpana software and Fujitsu’s optimized backup and archiving targets, ETERNUS CS High End and ETERNUS CS800, plus Fujitsu ETERNUS DX series disk storage systems.
•	On April 18, 2011, CommVault announced that it has been listed as a “Champion” in Info-Tech Research Group’s Select Enterprise Backup Software Vendor Landscape(1), which was published March 11, 2011.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 34% in fiscal 2011 and 32% in fiscal 2010.
CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the fourth quarter of fiscal 2011 was 62%. On an annual basis, the GAAP tax rate over the past five fiscal years was 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years was 7% for fiscal 2011, 10% for fiscal 2010 and 13% for fiscal 2009. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate in fiscal 2012. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.
CommVault measured itself to a non-GAAP tax rate of 32% in fiscal 2010, 34% in fiscal 2011 and anticipates that it will measure itself to a non-GAAP tax rate of 36% in fiscal 2012. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, May 10, 2011, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-713-8563 (domestic) or 617-597-5311 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.
(1) Info-Tech Research Group’s Select Enterprise Backup Software Vendor Landscape, March 11, 2011.
About CommVault
A singular vision — a belief in a better way to address current and future data and information management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, Farline, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, SnapProtect, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2011	2010	2011	2010

Revenues:
Software	$43,976	$36,656	$149,798	$134,500
Services	45,645	36,782	164,978	136,525

Total revenues	89,621	73,438	314,776	271,025

Cost of revenues:
Software	583	704	2,369	3,017
Services	11,241	8,519	38,646	32,628

Total cost of revenues	11,824	9,223	41,015	35,645

Gross margin	77,797	64,215	273,761	235,380

Operating expenses:
Sales and marketing	44,792	36,557	163,054	136,773
Research and development	10,099	8,809	36,954	33,421
General and administrative	9,531	7,863	34,207	29,823
Depreciation and amortization	989	854	3,775	3,514

Income from operations	12,386	10,132	35,771	31,849

Interest expense	(26)	(28)	(106)	(106)
Interest income	215	91	650	384

Income before income taxes	12,575	10,195	36,315	32,127

Income tax expense	(7,740)	(4,383)	(15,311)	(13,722)

Net income	$4,835	$5,812	$21,004	$18,405

Net income per common share:
Basic	$0.11	$0.14	$0.49	$0.44

Diluted	$0.10	$0.13	$0.45	$0.41

Weighted average common shares outstanding:
Basic	43,742	42,753	43,283	42,133

Diluted	46,766	45,923	46,301	45,022

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$217,170	$169,518
Short-term investments	1,150	5,043
Trade accounts receivable, net	73,891	58,049
Prepaid expenses and other current assets	8,476	4,612
Deferred tax assets, net	12,043	16,693

Total current assets	312,730	253,915

Deferred tax assets, net	21,736	24,485
Property and equipment, net	6,400	6,356
Other assets	1,633	1,259

Total assets	$342,499	$286,015

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,658	$1,891
Accrued liabilities	33,475	25,727
Deferred revenue	98,217	83,112

Total current liabilities	133,350	110,730

Deferred revenue, less current portion	14,695	9,140
Other liabilities	6,324	7,845

Total stockholders’ equity	188,130	158,300

Total liabilities and stockholders’ equity	$342,499	$286,015

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	March 31,
	2011	2010

Cash flows from operating activities
Net income	$21,004	$18,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,906	3,630
Noncash stock-based compensation	15,623	14,912
Excess tax benefits from stock-based compensation	(7,044)	(3,395)
Deferred income taxes	3,766	4,044

Changes in operating assets and liabilities:
Trade accounts receivable	(14,206)	(11,801)
Prepaid expenses and other current assets	(3,756)	(786)
Other assets	(314)	(97)
Accounts payable	(261)	27
Accrued liabilities	17,501	11,184
Deferred revenue	17,892	19,967
Other liabilities	(1,701)	1,157

Net cash provided by operating activities	52,410	57,247

Cash flows from investing activities
Purchase of short term investments	(2,751)	(5,293)
Proceeds from maturity of short-term investments	6,644	250
Purchase of property and equipment	(3,865)	(3,370)

Net cash provided by (used in) investing activities	28	(8,413)

Cash flows from financing activities
Repurchase of common stock	(31,506)	—
Proceeds from the exercise of stock options	17,158	10,284
Excess tax benefits from stock-based compensation	7,044	3,395

Net cash provided by (used in) financing activities	(7,304)	13,679

Effects of exchange rate — changes in cash	2,518	1,800

Net increase in cash and cash equivalents	47,652	64,313
Cash and cash equivalents at beginning of period	169,518	105,205

Cash and cash equivalents at end of period	$217,170	$169,518

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2011	2010	2011	2010
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$12,386	$10,132	$35,771	$31,849
Noncash stock-based compensation (1)	4,475	3,506	15,623	14,912
FICA expense on stock option exercises and vesting on restricted stock awards (2)	500	229	1,494	522

Non-GAAP income from operations	$17,361	$13,867	$52,888	$47,283

GAAP net income	$4,835	$5,812	$21,004	$18,405
Noncash stock-based compensation (1)	4,475	3,506	15,623	14,912
FICA expense on stock option exercises and vesting on restricted stock awards (2)	500	229	1,494	522
Non-GAAP provision for income taxes adjustment (3)	1,774	(75)	(2,855)	(1,498)

Non-GAAP net income	$11,584	$9,472	$35,266	$32,341

Diluted weighted average shares outstanding	46,766	45,923	46,301	45,022

Non-GAAP diluted net income per share	$0.25	$0.21	$0.76	$0.72

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010

Cost of services revenue	$71	$113	$346	$463
Sales and marketing	1,999	1,657	7,040	6,827
Research and development	497	265	1,719	2,030
General and administrative	1,908	1,471	6,518	5,592

Stock-based compensation expense	$4,475	$3,506	$15,623	$14,912

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 34% in fiscal 2011 and 32% in fiscal 2010.